CAMDEN PROPERTY TRUST ANNOUNCES THIRD QUARTER 2018 OPERATING RESULTS

Houston, Texas (October 25, 2018) - Camden Property Trust (NYSE:CPT) announced today operating results for the three and nine months ended September 30, 2018. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and nine months ended September 30, 2018 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Nine Months Ended
	September 30		September 30
Per Diluted Share	2018	2017	2018	2017
EPS	$0.40	$0.38	$1.22	$1.20
FFO	$1.20	$1.11	$3.54	$3.35
AFFO	$1.00	$0.92	$3.04	$2.87

	Quarterly Growth	Sequential Growth	Year-to-Date Growth
Same Property Results	3Q18 vs. 3Q17	3Q18 vs. 2Q18	2018 vs. 2017
Revenues	3.1%	1.1%	3.2%
Expenses	1.9%	2.7%	2.4%
Net Operating Income ("NOI")	3.8%	0.2%	3.6%

Same Property Results	3Q18	3Q17	2Q18
Occupancy	95.9%	95.9%	95.8%

“We are pleased to report another strong quarter of performance, with property NOI growth and FFO per share both slightly better than anticipated,” said Richard J. Campo, Camden’s Chairman and CEO.  “As a result, we have increased the midpoint of our 2018 FFO guidance from $4.74 to $4.76 per share, and raised the midpoint of expected same property NOI growth from 3.0% to 3.2%.”

The Company defines same property communities as communities owned and stabilized since January 1, 2017, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
During the quarter, construction commenced at Camden Buckhead in Atlanta, GA. Subsequent to quarter-end, lease-up was completed at Camden NoMa II in Washington, DC.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Cost	as of 10/23/2018
Camden NoMa II	Washington, DC	405	$108.4	94%
Camden Shady Grove	Rockville, MD	457	113.9	85%
Total		862	$222.3

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Budget	as of 10/23/2018
Camden Washingtonian	Gaithersburg, MD	365	$90.0	58%
Camden McGowen Station	Houston, TX	315	90.0	50%
Camden North End I	Phoenix, AZ	441	105.0	44%
Camden Grandview II	Charlotte, NC	28	21.0
Camden RiNo	Denver, CO	233	75.0
Camden Downtown I	Houston, TX	271	132.0
Camden Lake Eola	Orlando, FL	360	120.0
Camden Buckhead	Atlanta, GA	365	160.0
Total		2,378	$793.0

Acquisition/Disposition Activity
During the quarter, the Company acquired Camden Thornton Park, a 299-home apartment community in Orlando, FL, for approximately $89.8 million. Camden also sold approximately 14.1 acres of land adjacent to two development communities in Phoenix, AZ for approximately $11.5 million. The Company does not expect to complete any additional acquisitions or dispositions during the fourth quarter of 2018.

Capital Markets Transactions
In October 2018, Camden retired $175.0 million of 2.86% variable rate secured conventional mortgage notes and $205.0 million of 5.77% secured conventional mortgage notes.

In October 2018, the Company issued $400 million senior unsecured notes under its existing shelf registration statement. These ten-year notes were offered to the public at 99.893% of par value with a coupon of 4.100%. After giving effect to the settlement of in-place swap agreements and deducting the underwriting discounts and other estimated expenses of the offering, the effective annual interest rate on the notes is approximately 3.74%. The Company received net proceeds of approximately $396.1 million, net of underwriting discounts and other estimated offering expenses.

In September 2018, Camden entered into a $100.0 million three-year unsecured floating-rate term loan which was funded in October 2018. The interest rate on the term loan is based on LIBOR plus a margin which is subject to change as our credit ratings change. The current margin is 0.85%.

Earnings Guidance
Camden updated its earnings guidance for 2018 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for fourth quarter 2018 as detailed below.

	4Q18	2018	2018 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.40 - $0.44	$1.62 - $1.66	$1.64	$1.61	$0.03
FFO	$1.20 - $1.24	$4.74 - $4.78	$4.76	$4.74	$0.02

	2018	2018 Midpoint
Same Property Growth	Range	Current	Prior	Change
Revenues	3.05% - 3.25%	3.15%	3.15%	0.00%
Expenses	2.95% - 3.15%	3.05%	3.50%	(0.45)%
NOI	3.00% - 3.40%	3.20%	3.00%	0.20%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2018 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, October 26, 2018 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 8427208
Webcast: http://services.choruscall.com/links/cpt181026.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden (the “Company”) operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 159 properties containing 54,480 apartment homes across the United States. Upon completion of 8 properties currently under development, the Company’s portfolio will increase to 56,858 apartment homes in 167 properties. Camden was recently named by FORTUNE® Magazine for the eleventh consecutive year as one of the “100 Best Companies to Work For” in America, ranking #24.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
OPERATING DATA
Property revenues
Rental revenues (a)	$212,984	$194,690	$625,123	$573,262
Other property revenues (a)	28,786	33,488	84,463	97,807
Total property revenues	241,770	228,178	709,586	671,069

Property expenses
Property operating and maintenance (b)	56,973	60,090	165,624	164,188
Real estate taxes	30,860	28,193	91,235	83,916
Total property expenses	87,833	88,283	256,859	248,104

Non-property income
Fee and asset management	1,827	2,116	5,651	5,806
Interest and other income	385	385	1,669	1,579
Income on deferred compensation plans	3,539	3,648	3,769	11,706
Total non-property income	5,751	6,149	11,089	19,091

Other expenses
Property management	6,303	6,201	19,415	19,782
Fee and asset management	1,140	973	3,193	2,818
General and administrative (c)	12,618	12,266	37,113	37,585
Interest	21,235	21,210	62,216	66,132
Depreciation and amortization	76,476	67,014	222,269	195,781
Expense on deferred compensation plans	3,539	3,648	3,769	11,706
Total other expenses	121,311	111,312	347,975	333,804

Loss on early retirement of debt	—	—	—	(323)
Equity in income of joint ventures (d)	1,943	1,255	5,644	4,857
Income from continuing operations before income taxes	40,320	35,987	121,485	112,786
Income tax expense	(330)	(512)	(1,098)	(1,008)
Net income	39,990	35,475	120,387	111,778
Less income allocated to non-controlling interests from continuing operations	(1,124)	(1,091)	(3,455)	(3,345)
Net income attributable to common shareholders	$38,866	$34,384	$116,932	$108,433

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$39,990	$35,475	$120,387	$111,778
Other comprehensive income
Unrealized gain on cash flow hedging activities	5,202	1,754	13,984	1,754
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	35	34	104	102
Comprehensive income	45,227	37,263	134,475	113,634
Less income allocated to noncontrolling interests from continuing operations	(1,124)	(1,091)	(3,455)	(3,345)
Comprehensive income attributable to common shareholders	$44,103	$36,172	$131,020	$110,289

PER SHARE DATA

Total earnings per common share - basic	$0.41	$0.38	$1.22	$1.20
Total earnings per common share - diluted	0.40	0.38	1.22	1.20

Weighted average number of common shares outstanding:
Basic	95,257	91,011	95,190	90,351
Diluted	95,417	92,033	95,333	91,345

(a) Upon our adoption of ASU 2014-09 on January 1, 2018, we are now presenting certain revenue items, historically included as a component of other property revenues, as rental revenues due to the nature and timing of revenue recognition for these items being more closely aligned to a lease. This new presentation has been applied prospectively as this reclassification will not have an impact upon total property revenues or the opening balance of retained earnings. Approximately $5.5 million and  $16.9 million of rental revenue is related to this presentation for the three and nine months ended September 30, 2018, respectively. Had ASU 2014-09 been effective as of January 1, 2017, we would have reclassified approximately $5.7 million and $16.7 million from other property revenues to rental revenue for the three and nine months ended September 30, 2017, respectively.
(b) Includes approximately $3.9 million in storm-related expenses related to Hurricanes Harvey and Irma for both the three and nine months ended September 30, 2017.
(c) Includes approximately $0.7 million in storm-related expenses related to Hurricanes Harvey and Irma for both the three and nine months ended September 30, 2017.
(d) Includes approximately $0.4 million in storm-related expenses related to Hurricanes Harvey and Irma for both the three and nine months ended September 30, 2017.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
FUNDS FROM OPERATIONS

Net income attributable to common shareholders (a)	$38,866	$34,384	$116,932	$108,433
Real estate depreciation and amortization	74,841	65,489	217,416	191,092
Adjustments for unconsolidated joint ventures	2,239	2,223	6,743	6,650
Income allocated to non-controlling interests	1,124	1,091	3,455	3,345
Funds from operations	$117,070	$103,187	$344,546	$309,520

Less: recurring capitalized expenditures (b)	(19,849)	(17,506)	(49,038)	(43,975)

Adjusted funds from operations - diluted	$97,221	$85,681	$295,508	$265,545

PER SHARE DATA
Funds from operations - diluted	$1.20	$1.11	$3.54	$3.35
Adjusted funds from operations - diluted	1.00	0.92	3.04	2.87
Distributions declared per common share	0.77	0.75	2.31	2.25

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	97,238	93,111	97,194	92,424

PROPERTY DATA
Total operating properties (end of period) (c)	159	156	159	156
Total operating apartment homes in operating properties (end of period) (c)	54,480	54,038	54,480	54,038
Total operating apartment homes (weighted average)	47,010	46,546	46,682	46,103

(a) Net income attributable to common shareholders for the three and nine months ended September 30, 2017 included approximately $5.0 million of storm-related expenses related to Hurricanes Harvey and Irma.

(b) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(c) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
ASSETS
Real estate assets, at cost
Land	$1,088,293	$1,066,077	$1,053,578	$1,021,031	$1,016,097
Buildings and improvements	6,828,068	6,620,169	6,494,229	6,269,481	6,269,561
	7,916,361	7,686,246	7,547,807	7,290,512	7,285,658
Accumulated depreciation	(2,328,092)	(2,255,737)	(2,185,452)	(2,118,839)	(2,080,989)
Net operating real estate assets	5,588,269	5,430,509	5,362,355	5,171,673	5,204,669
Properties under development, including land	315,904	373,350	399,903	377,231	363,481
Investments in joint ventures	24,664	26,205	26,863	27,237	28,420
Total real estate assets	5,928,837	5,830,064	5,789,121	5,576,141	5,596,570
Accounts receivable – affiliates	22,605	23,473	23,397	24,038	23,620
Other assets, net (a)(b)	228,468	204,717	199,420	195,764	189,253
Cash and cash equivalents	8,529	64,071	101,401	368,492	350,274
Restricted cash	10,061	9,581	15,036	9,313	9,178
Total assets	$6,198,500	$6,131,906	$6,128,375	$6,173,748	$6,168,895

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,394,178	$1,339,659	$1,339,142	$1,338,628	$1,338,117
Secured	865,431	865,629	865,798	865,970	866,134
Accounts payable and accrued expenses	140,046	127,777	123,706	128,313	127,557
Accrued real estate taxes	70,174	52,461	29,061	51,383	70,027
Distributions payable	74,976	75,071	75,083	72,943	72,962
Other liabilities (b)(c)	178,898	156,767	157,002	154,567	154,506
Total liabilities	2,723,703	2,617,364	2,589,792	2,611,804	2,629,303

Commitments and contingencies
Non-qualified deferred compensation share awards	60,874	85,938	76,174	77,230	73,015

Equity
Common shares of beneficial interest	1,030	1,027	1,026	1,028	1,028
Additional paid-in capital	4,147,278	4,132,404	4,132,056	4,137,161	4,134,206
Distributions in excess of net income attributable to common shareholders	(466,512)	(436,575)	(396,596)	(368,703)	(383,584)
Treasury shares, at cost	(355,825)	(355,752)	(356,687)	(364,066)	(364,736)
Accumulated other comprehensive income (loss) (d)	14,031	8,794	3,579	(57)	(7)
Total common equity	3,340,002	3,349,898	3,383,378	3,405,363	3,386,907
Non-controlling interests	73,921	78,706	79,031	79,351	79,670
Total equity	3,413,923	3,428,604	3,462,409	3,484,714	3,466,577
Total liabilities and equity	$6,198,500	$6,131,906	$6,128,375	$6,173,748	$6,168,895

(a) Includes net deferred charges of:	$538	$724	$929	$1,125	$1,312

(b) Includes net asset fair value of derivative instruments:	$15,674	$10,472	$5,291	$1,690	$1,754

(c) Includes deferred revenues of:	$603	$659	$536	$426	$1,463

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding gains (or losses) associated with the sale of previously depreciated operating properties, real estate depreciation and amortization, impairments of depreciable assets, and adjustments for unconsolidated joint ventures. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to common shareholders	$38,866	$34,384	$116,932	$108,433
Real estate depreciation and amortization	74,841	65,489	217,416	191,092
Adjustments for unconsolidated joint ventures	2,239	2,223	6,743	6,650
Income allocated to non-controlling interests	1,124	1,091	3,455	3,345
Funds from operations	$117,070	$103,187	$344,546	$309,520

Less: recurring capitalized expenditures	(19,849)	(17,506)	(49,038)	(43,975)

Adjusted funds from operations	$97,221	$85,681	$295,508	$265,545

Weighted average number of common shares outstanding:
EPS diluted	95,417	92,033	95,333	91,345
FFO/AFFO diluted	97,238	93,111	97,194	92,424

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total Earnings Per Common Share - Diluted	$0.40	$0.38	$1.22	$1.20
Real estate depreciation and amortization	0.77	0.70	2.23	2.07
Adjustments for unconsolidated joint ventures	0.02	0.02	0.07	0.07
Income allocated to non-controlling interests	0.01	0.01	0.02	0.01
FFO per common share - Diluted	$1.20	$1.11	$3.54	$3.35

Less: recurring capitalized expenditures	(0.20)	(0.19)	(0.50)	(0.48)

AFFO per common share - Diluted	$1.00	$0.92	$3.04	$2.87

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	4Q18	Range	2018	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.40	$0.44	$1.62	$1.66
Expected real estate depreciation and amortization	0.77	0.77	3.00	3.00
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.09	0.09
Expected income allocated to non-controlling interests	0.01	0.01	0.03	0.03
Expected FFO per share - diluted	$1.20	$1.24	$4.74	$4.78

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income	$39,990	$35,475	$120,387	$111,778
Less: Fee and asset management income	(1,827)	(2,116)	(5,651)	(5,806)
Less: Interest and other income	(385)	(385)	(1,669)	(1,579)
Less: Income on deferred compensation plans	(3,539)	(3,648)	(3,769)	(11,706)
Plus: Property management expense	6,303	6,201	19,415	19,782
Plus: Fee and asset management expense	1,140	973	3,193	2,818
Plus: General and administrative expense	12,618	12,266	37,113	37,585
Plus: Interest expense	21,235	21,210	62,216	66,132
Plus: Depreciation and amortization expense	76,476	67,014	222,269	195,781
Plus: Expense on deferred compensation plans	3,539	3,648	3,769	11,706
Plus: Loss on early retirement of debt	—	—	—	323
Less: Equity in income of joint ventures	(1,943)	(1,255)	(5,644)	(4,857)
Plus: Income tax expense	330	512	1,098	1,008
NOI	$153,937	$139,895	$452,727	$422,965

"Same Property" Communities	$131,943	$127,153	$392,276	$378,537
Non-"Same Property" Communities	16,400	13,136	47,209	36,947
Development and Lease-Up Communities	4,072	1,406	8,978	1,837
Hurricane Expenses	—	(3,944)	—	(3,944)
Dispositions/Other	1,522	2,144	4,264	9,588
NOI	$153,937	$139,895	$452,727	$422,965

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income attributable to common shareholders	$38,866	$34,384	$116,932	$108,433
Plus: Interest expense	21,235	21,210	62,216	66,132
Plus: Depreciation and amortization expense	76,476	67,014	222,269	195,781
Plus: Income allocated to non-controlling interests from continuing operations	1,124	1,091	3,455	3,345
Plus: Income tax expense	330	512	1,098	1,008
Plus: Loss on early retirement of debt	—	—	—	323
Less: Equity in income of joint ventures	(1,943)	(1,255)	(5,644)	(4,857)
Adjusted EBITDA	$136,088	$122,956	$400,326	$370,165